UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

SCHOLASTIC CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-19860	13-3385513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

557 Broadway
New York, New York		10012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 343-6100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SCHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) Retirement of Andrew S. Hedden as Executive Vice President, General Counsel, and Secretary

On May 21, 2025, the Board of Directors of Scholastic Corporation (“Scholastic” or the “Company”) accepted the retirement of Andrew S. Hedden, a named executive officer of the Company, from his positions as Executive Vice President, General Counsel, and Secretary of the Company effective May 31, 2025. Mr. Hedden joined Scholastic in 2008 and has served as Executive Vice President, General Counsel, and Secretary since that time. Mr. Hedden will continue to be employed by the Company as Senior Counselor.

Appointment of Chris Lick as Executive Vice President, General Counsel and Secretary

On May 21, 2025, the Board of Directors of the Company appointed Chris Lick, presently Deputy General Counsel of the Company, as Executive Vice President, General Counsel and Secretary succeeding Mr. Hedden, effective June 1, 2025.

Mr. Lick joined Scholastic’s legal department in 2008. He earned his Juris Doctor degree from the Cardozo School of Law and Bachelor of Arts degree in History and a minor in Classic Civilizations from William and Mary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION (Registrant)

Date:	May 28, 2025	By:	/s/ Andrew S. Hedden
		Name: Title:	Andrew S. Hedden Executive Vice President, General Counsel, and Secretary